SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. _____________]

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.14a-11(c)
             or Section 240.14a-12

                             GERMAN AMERICAN BANCORP

                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.

       1) Title of each class of securities  to which  transaction  applies:
       2) Aggregate number of securities to which  transaction  applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                                         DEFINITIVE PROXY SOLICITATION MATERIALS
                                                    TO BE MAILED TO SHAREHOLDERS
                                                      ON OR ABOUT MARCH 29, 1999


                             GERMAN AMERICAN BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 1999


      The Annual Meeting of Shareholders of German American Bancorp (the "Corporation") will be held at the principal office of The German American Bank, 711 Main Street, Jasper, Indiana, on Thursday, April 22, 1999, at 10:00 a.m., Jasper time, for the following purposes:

     1. To elect seven Directors to hold office until the Annual Meeting of Shareholders in the year 2001 and until their successors are elected and have qualified.

     2. To consider and vote upon the proposal to adopt the German American Bancorp 1999 Long-Term Equity Incentive Plan.

     3. To consider and vote upon the proposal to adopt the German American Bancorp 1999 Employee Stock Purchase Plan.

     4. To transact such other business as may properly come before the meeting.

      Holders of record of Common Shares of the Corporation at the close of business on March 1, 1999, are entitled to notice of and to vote at the Annual Meeting.

      SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                                     By Order of the Board
                                                     of Directors


                                                     URBAN R. GIESLER
                                                     Secretary
March 27, 1999
Jasper, Indiana


                            (ANNUAL REPORT ENCLOSED)

                                 PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS OF
                             GERMAN AMERICAN BANCORP

                                 April 22, 1999


      This Proxy Statement is being furnished to shareholders on or about March 27, 1999, in connection with the solicitation by the Board of Directors of German American Bancorp (the "Corporation"), 711 Main Street, Jasper, Indiana 47546, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., Jasper time, on Thursday, April 22, 1999, at the foregoing address. The Corporation is the parent holding company for five banks: The German American Bank, Jasper, Indiana ("German American"); Peoples National Bank, Washington, Indiana ("Peoples"); First State Bank, Southwest Indiana, Tell City, Indiana ("First State Bank"); Citizens State Bank, Petersburg, Indiana ("Citizens"); and First Federal Bank, a Federal Savings Bank, Vincennes, Indiana ("First Federal"). At times herein, German American, Peoples, First State Bank, Citizens and First Federal are referred to collectively as the "Banks."

      At the close of business on March 1, 1999, the record date for the Annual Meeting, there were 8,766,592 Common Shares outstanding and entitled to vote at the Annual Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

                                    Nominees

      Seven Directors are to be elected at the Annual Meeting. Since the 1998 Annual Meeting of Shareholders, the Board of Directors has been increased from twelve to fourteen members to include Michael J. Voyles and C. James McCormick. Mr. Voyles was a Director of Citizens and its holding company, which the Corporation acquired on June 1, 1998, and Mr. McCormick was the Chairman and Chief Executive Officer of First Federal and its holding company, which the Corporation acquired on January 4, 1999. The Board of Directors is divided into two classes of equal size with the terms of one class expiring each year. Generally, each Director serves until the annual meeting of the shareholders held in the year that is two years after such Director's election and thereafter until such Director's successor is elected and has qualified or until the earlier of the Director's resignation, disqualification, removal or death. The terms of the current Directors expire as follows: 1999 -- Directors Astrike, Buehler, Graham, Hoffman, Lett, McCormick and Place; 2000 -- Directors Mehne, Ruckriegel, Schroeder, Seger, Steurer, Thompson and Voyles.

      Each Director will be elected by a plurality of the votes cast in the election. Shares present but not voted for any nominee do not affect the determination of whether a nominee has received a plurality of the votes cast.

      It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of the following nominees: George W. Astrike, David G. Buehler, David B. Graham, William R. Hoffman, Michael B. Lett, C. James McCormick and A.W. Place, Jr., each of whom is now a Director whose present term expires this year. The Corporation's Bylaws provide that no Director shall be elected after reaching the age of 69. The Board of Directors has waived this Bylaw provision with respect to the election of Messrs. Graham and McCormick for the additional two-year term for which they have been nominated. Each nominee has indicated that he will accept nomination and election as a Director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as a Director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SEVEN NOMINEES IDENTIFIED ABOVE (ITEM 1 ON THE PROXY).

     The following table presents certain information as of March 1, 1999, regarding the current Directors of the Corporation, including the seven nominees proposed by the Board of Directors for election at this year's Annual Meeting. Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director. Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director. None of the persons named below beneficially owns more than one percent of the Common Shares, except for the following: Mr. Buehler (3.8%); Mr. Ruckriegel (2.9%); and Mr. Hoffman (1.0%). The Directors and executive officers as a group beneficially owned 12.7 percent of the Corporation's Common Shares as of March 1, 1999. (Numbers of shares have been adjusted to reflect the Corporation's December 1998 five percent stock dividend and fractional shares have been rounded to the nearest whole share.)



Name, Present Principal                    Director
Occupation and Age                         Since 1     Shares Beneficially Owned
------------------                         ---------   -------------------------

Directors:

George W. Astrike*                          1982               87,5303
Chairman of the Board
of the Corporation2
Age 63

David G. Buehler*                           1984              329,2614
President/CEO of Buehler Foods, Inc.
Age 59

David B. Graham*                            1997               85,9625
Chairman of the Board of
Graham Farms, Inc. and
Graham Cheese Corporation
Age 72

William R. Hoffman*                         1986               91,3126
Farmer; Director of
Patoka Valley Feeds, Inc.
Age 61

Michael B. Lett*                            1993                5,9758
Attorney, Lett & Jones 7
Age 54

C. James McCormick*9                        1999              11,51210
Chairman of the Board of First Federal;
Chairman of McCormick, Inc. and
Commercial Rentals, Inc. and
President of JAMAC Corp.
Age 73

Gene C. Mehne                               1979               20,13911
President and Manager of
Mehne Farms, Inc.
Age 54

A. W. Place, Jr.*                           1990               55,19912
President and Chief Executive Officer
of Jasper Rubber Products, Inc.
Age 51

Robert L. Ruckriegel                        1983              249,61113
President of B. R. Associates, Inc.
(restaurants)
Age 63


Mark A. Schroeder                          1991                22,50015
President, Chief Executive Officer
and Chief Operating Officer of
the Corporation 14
Age 45

Larry J. Seger                             1990                53,85816
Sales Manager and Secretary/Treasurer
of Wabash Valley Produce, Inc.
(egg and turkey production)
Age 48

Joseph F. Steurer                          1983                31,00217
Chairman and Chief Executive Officer
of JOFCO, Inc. (office furniture)
Age 62

Chet L. Thompson                           1997                13,39518
President of Thompson
Insurance, Inc.
Age 62

Michael J. Voyles                          1998                11,42719
President, Voyles Supermarket, Inc.
and Pike Broadcasting, Inc.
Age 50

Named Executive Officer Who Is Not A Director:

Stan J. Ruhe                              - - -                11,11220
Executive Vice President of the
Corporation and German American
Age 47

All Directors of the Corporation and
Executive Officers as a Group (19 persons)                   1,111,519 21

*Nominee

1 Includes service on the Board of German American prior to the organization of the Corporation. Does not include prior service on the Board of Directors of the Banks subsequently acquired by the Corporation.
2 Mr. Astrike also serves as Chairman of the Board of German American, a Director of each of the Banks, and an officer and/or a Director of all nonbank affiliates of the Corporation. Mr. Astrike served as Chief Executive Officer of the Corporation through December 31, 1998.
3 Includes 71,842 shares that Mr. Astrike has the right to purchase upon the exercise of stock options.
4         Includes  282,842  shares owned by Buehler  Foods,  Inc., of which Mr.
          Buehler is President and majority shareholder and with respect to which Mr. Buehler shares voting and investment powers; 6,727 shares held jointly by Mr. Buehler and his wife; and 39,690 shares held by the David G. Buehler Charitable Trust.
5         Includes 16,125 shares owned by Mr. Graham's wife.
6         Includes 27,535 shares owned by Mr. Hoffman's wife.
7 Mr. Lett and his brother and law partner, J. David Lett, also serve as Directors of Peoples. Lett & Jones represents the Union Banking Division of Peoples as legal counsel.


8 Includes 655 shares owned jointly by Mr. Lett and his wife, and 529 shares held by Mr. Lett's wife, who also holds 376 shares as custodian for their son.
9 Mr. McCormick was appointed to the Board on January 4, 1999, in connection with the Corporation's acquisition of Fist Federal.
10 Mr. McCormick acquired his shares upon the conversion of his share of First Federal in the Corporation's acquisition of First Federal effective January 4, 1999.
11 Includes 14,823 shares held by the estate of Mr. Mehne's mother; 2,045 shares owned by Mr. Mehne's wife; and 1,341 shares held by German American as trustee for the Mehne Farms, Inc. Qualified Plan.
12 Includes 17,146 shares owned jointly by Mr. Place and his wife; 2,688 shares which Mr. Place holds as custodian for his son and two daughters; and 23,074 shares owned by Jasper Rubber Products, Inc., of which Mr. Place is President and Chief Executive Officer.
13 Includes 76 shares owned jointly by Mr. Ruckriegel and his wife, 10,203 shares owned by Mr. Ruckriegel's wife; and 224,742 shares held by Ruckriegel Associates I LP, for which Mr. Ruckriegel and his wife serve as the partners.
14 Mr. Schroeder was named Chief Executive Officer of the Corporation effective January 1, 1999. Mr. Schroeder was named President and Chief Operating Officer of the Corporation effective July 1, 1995, after having served as President of German American since January 1991. Mr. Schroeder also is a Director of each of the Banks, and an officer and/or a Director of the Corporation's nonbank affiliates.
15 Includes 10,942 shares that Mr. Schroeder has the right to purchase upon the exercise of stock options.
16 Includes 3,748 shares Mr. Seger owns jointly with his wife and 26,791 shares owned by certain corporations of which Mr. Seger is an executive officer and a shareholder.
17        Includes 4,554 shares owned by Mr. Steurer's wife.
18 Includes 5,340 shares owned jointly by Mr. Thompson and his wife, and 7,636 shares owned by Mr. Thompson's wife.
19 Includes 1,836 shares owned jointly by Mr. Voyles and his wife, 1,193 shares owned jointly by Mr. Voyles and his daughter and 1,198 shares owned jointly by Mr. Voyles and his son.
20        Includes  273 owned by Mr.  Ruhe's  children and 4,725 shares that Mr.
          Ruhe has the right to acquire upon the exercise of stock options.
21 Includes 90,268 shares that Directors and Executive Officers have the right to acquire upon the exercise of stock options and 739,985 shares as to which voting and investment powers are shared by members of the group with spouses or others.

                            Committees and Attendance

        The Board of Directors of the Corporation held nine meetings during 1998. The Corporation has standing audit and compensation committees but does not have a nominating committee. The Audit Committee, consisting of Director Hoffman, who serves as Chairman, and Directors Lett, Mehne and Seger, met three times in 1998. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit to be undertaken and the results of the audit and also reviews the results of internal audits. The Corporation's Human
Resources Committee (previously named the Compensation Committee) has seven members. Director Steurer serves as the Chairman and the other members are Directors Astrike, Buehler, Graham, Place, Ruckriegel and Schroeder. The Human Resources Committee met six times during 1998. The Human Resources Committee makes salary and bonus recommendations to the Board of Directors and administers the Stock Option Plan. Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors of the Corporation and the committees on which he served during 1998.

                            Compensation of Directors

        Each Director of the Corporation, including salaried officers of the Corporation, receives $1,000 per quarter for service on the Corporation's Board of Directors, regardless of attendance at meetings. Outside Directors also receive $100 for each committee meeting attended. All Directors receive an additional $100 for attending a special meeting of the Corporation's Board of Directors.

        Except for Mr. Graham, all of the members of the Corporation's Board also served on the Board of at least one of the Banks and received compensation for such service during 1998. German American pays each Director a monthly retainer of $500 and $100 for every regular and special Board meeting and committee meeting attended. Outside Directors who serve on the Boards of Directors of Peoples, First State Bank, Citizens and First Federal receive a monthly $500 retainer and do not receive any additional amounts for attending meetings. Salaried officers of the Corporation do not receive any additional compensation for serving on the Boards of Directors of Peoples, First State Bank, Citizens and First Federal.

        In 1992 the German American Board of Directors approved a Director Compensation Deferral Program pursuant to which each of the Directors could choose to enter into an agreement to defer 100 percent (not to exceed $6,600 per year) of his Board fees for five years. The agreements provided for interest to accumulate on deferred amounts at the greater of eight percent or the five-year moving average of German American's return on equity, subject, however, to a maximum rate of 11.75 percent. The accumulated amounts are to be paid to the Director, or the Director's designated beneficiary, upon the retirement, disability or death of the Director, or, subject to German American's approval, in the event of an unforeseeable financial emergency experienced by the Director. The deferred compensation agreements were for a five-year term and all of the agreements have expired, except for the agreement of one German American Director who joined the Board in 1995 and who is not a member of the Corporation's Board of Directors.

                             EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation paid for the fiscal years indicated to the Corporation's Chief Executive Officer and the Corporation's other most highly compensated executive officers, based on salary and bonus earned during fiscal 1998.

                           Summary Compensation Table
                           ==========================


                                                                                    Long Term
                                                                                   Compensation
                                                    Annual Compensation                Awards
============================== --------------- ----------------- --------------- ----------------- ==================
                                                                                      Securities
                                                                                      Underlying
     Name and Principal                                                                Options/          All Other
    Position During 1998            Year            Salary           Bonus               SARs2         Compensation
    --------------------            ----            ------           -----              ------         ------------
============================== --------------- ----------------- --------------- ----------------- ==================

George W. Astrike,                  1998               $209,348         $55,089            60,900           $47,7634
  Chairman and C.E.O.               1997               $178,000         $46,280            10,939            $44,402
  of the  Corporation and           1996               $168,000         $47,040             6,807            $33,739
  Chairman of German
  American1
============================== --------------- ----------------- --------------- ----------------- ==================
Mark A. Schroeder,                  1998               $135,000         $35,284                 0           $30,5055
  President and C.O.O.              1997               $125,000         $32,506             6,189            $26,296
  of the Corporation3               1996               $110,000         $30,800             2,084            $24,629
============================== =============== ================= =============== ================= ==================
Stan J. Ruhe,                       1998               $ 99,500         $21,622               321           $12,1126
  Executive Vice                    1997               $ 98,000         $21,070             3,543            $11,907
  President of the                  1996               $ 96,500         $22,436             2,991            $11,894
  Corporation and
  German American
============================== =============== ================= =============== ================= ==================

1    Mr. Astrike served as Chief Executive Officer through December 31, 1998.
2 The numbers of shares underlying options have been retroactively adjusted to reflect subsequent stock splits and stock dividends and are rounded to the nearest whole share.
3 Mr. Schroeder became Chief Executive Officer of the Corporation effective January 1, 1999.
4 Represents contributions of $8,000 under the Profit Sharing Plan, matching contributions of $8,000 under the 401(k) Plan, Director fees in the amount of $11,700, $19,280 in above-market interest credited on deferred salary and Director fees, and $783 in premiums paid for the term portion of a split dollar life insurance policy.
5 Represents contributions of $8,000 under the Profit Sharing Plan, matching contributions of $8,000 under the 401(k) Plan, Director fees in the amount of $11,700, and $2,805 in above-market interest credited on deferred Director fees.
6 Represents contributions of $6,056 under the Profit Sharing Plan and matching contributions of $6,056 under the 401(k) Plan.

        In 1992 the German American Board of Directors entered into a Deferred Compensation Agreement with Mr. Astrike. A primary purpose of the Agreement, like that of the Director Compensation Deferral Program discussed above, was to provide a long-term incentive to maximize shareholder value through increases in German American's return on equity. The Agreement permitted Mr. Astrike to defer in advance up to $180,000 of the compensation that he would otherwise be entitled to receive from German American, with interest credited to the amounts deferred by Mr. Astrike at the rate of the greater of eight percent or the five-year moving average of German American's return on equity, subject, however, to a maximum rate of 11.75 percent. The amounts deferred by Mr. Astrike are unfunded and Mr. Astrike's rights to such deferred amounts are those of an unsecured general creditor of German American. Mr. Astrike was not eligible to receive profit sharing and matching contributions pursuant to the German American Profit Sharing and 401(k) Plan on deferred compensation. The provisions of the Agreement permitting deferral of compensation expired in 1997.

                     Option/SAR* Grants In Last Fiscal Year

        The following table presents information on the stock option grants that were made during 1998 pursuant to the German American Bancorp 1992 Stock Option Plan (the "Option Plan"). Except for the option granted to Mr. Astrike, the only stock options granted during the year were replacement options that were granted to optionees who tendered already-owned Common Shares of the Corporation in payment of the exercise price for prior option grants. (Numbers of options and per share exercise prices have been retroactively adjusted to reflect subsequent stock splits and dividends and fractional shares have been rounded to the nearest whole share.)


-------------------- ============================================================ -------------------------- ===============
                                                                                    Potential Realizable
                                                                                   Value at Assumed Annual    Alternative
                                                                                    Rates of Stock Price       Grant Date
                                          Individual Grants                           Appreciation for           Value2
                                                                                         Option Term 1
==================== ----------------- --------------- ------------ ------------- ------------ ------------- ===============
                        Number of        % of Total
                        Securities      Options/SARs
                        Underlying       Granted to     Exercise
                       Options/SARs    Employees in      or Base     Expiration                                Grant Date
          Name            Granted       Fiscal Year       Price                        5%           10%      Present Value
-------   -----      --   --------      ------------                -----         --   ---     --   ----     -------------
                                                          ($/Sh)       Date
                                                       ----------      ----
==================== ----------------- --------------- ------------ ------------- ------------ ------------- ===============

George W. Astrike             60,9003      97.0%            $23.33    9/1/2018             -            -       $578,550
==================== ================= =============== ============ ============= ============ ------------- ===============
Stan Ruhe                        3214       0.5%            $27.88   4/19/2003       $  2,334     $  5,123             -

==================== ================= =============== ============ ============= ============ ------------- ===============

*The Corporation does not grant Stock Appreciation Rights ("SARs").

1 The amounts in the table are not intended to forecast possible future appreciation, if any, of the Corporation's Common Shares. Actual gains, if any, are dependent upon the future market price of the Corporation's Common Shares and there can be no assurance that the amounts reflected in this table will be achieved.
2 The Alternate Grant Date Value was calculated using the Black-Scholes option pricing model. The weighted-average fair value at grant date, as adjusted for the 5 percent stock dividend in December 1998, was $9.50 per share. The fair value of these options was estimated based on a risk-free interest rate of 5.10 percent, an expected life of ten years, expected volatility of stock price of .32, and expected dividends of
        1.64 percent per year. When Mr. Astrike exercises the option, the Corporation will receive an income tax deduction equal to the difference between the option price and the fair market value of the shares purchased on the exercise date, and Mr. Astrike will pay tax on that same amount as ordinary income at the time of exercise.
3 The Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options to full-time salaried employees of the Corporation and its subsidiaries. Effective September 2, 1998, the Corporation's Board of Directors amended the Option Plan to permit the grant of non-qualified options with exercise periods of up to twenty years. Also effective as of September 2, 1998, the Stock Option Committee approved, as recommended by the Corporation's Board of Directors, the grant to Mr. Astrike of a non-qualified option covering 60,900 shares as part of the post-retirement benefit package for Mr. Astrike. The option was fully exercisable on the date of grant and will remain exercisable through September 1, 2018. The exercise price for shares covered by the option is the average of the closing bid and asked price of one Common Share as reported on Nasdaq NMS for the business day preceding the date of grant. As authorized by the Option Plan, the Committee waived the Option Plan requirements that otherwise would have limited the exercise of Mr. Astrike's option upon termination of employment, total disability and death. For additional information regarding Mr. Astrike's post-retirement benefit package, see the Compensation Committee Report below.


4 On August 3, 1998, Mr. Ruhe exercised an incentive stock option that had been granted on April 20, 1993, at the estimated aggregate fair market value of the Common Shares covered by the option on the grant date. The Option Plan provides that if the optionee tenders Common Shares of the Corporation already owned by the optionee as payment, in whole or in part, of the exercise price for the shares the optionee has elected to purchase under the option, then the Corporation is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified option), with the same expiration date as the option that was exercised, and covering a number of Common Shares equal to the number of Common Shares tendered. The per share exercise price of the replacement option is the fair market value of a Common Share of the Corporation on the date of exercise of the original option. Replacement options are not exercisable for a period of twelve months following their date of grant and are subject to cancellation if during such twelve-month period the optionee sells any Common Shares of the Corporation other than in payment of the exercise price of another option under the Option Plan. The Option Plan also provides that if a corporate reorganization would result in the termination of the Plan and unexercised options, then all unexercised options will become immediately exercisable regardless of any vesting requirements. Upon the exercise of the option, Mr. Ruhe was granted a replacement option for 321 shares at an exercise price of $27.88.

                       Aggregated Option/SAR Exercises In
                      Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

         The following table sets forth information with respect to options that have been granted to Messrs. Astrike, Schroeder and Ruhe pursuant to the Option Plan and the option exercises that occurred during 1998. (Numbers of options and per share exercise prices have been retroactively adjusted to reflect subsequent stock splits and dividends.)


========================== --------------- ================= ------------------------------ =====================================
                                                                 Number of Unexercised              Value of Unexercised
                                                                Options/SARs at Fiscal      In-the-Money Options/SARs at Fiscal
                                                                     Year-End (#)                       Year-End ($)
========================== --------------- ----------------- ------------------------------ =====================================
                               Shares
                            Acquired on         Value
          Name              Exercise (#)     Realized ($)        Exercisable/Unexercisable       Exercisable/Unexercisable
          ----              ------------     ------------        -------------------------       -------------------------
========================== --------------- ----------------- ------------------------------ =====================================

George W. Astrike                0                0                      71,842/0 options1               $66,572/0
========================== --------------- ----------------- ------------------------------ =====================================
Mark A. Schroeder                0                0                      10,942/0 options2               $93,996/0
========================== --------------- ================= ============================== =====================================
Stan Ruhe                      1,008           $19,122                  4,725/321 options3               $36,519/0
========================== --------------- ================= ============================== =====================================

1 In 1993 Mr. Astrike was granted an option to purchase 6,000 Common Shares at an exercise price of $32.50 per share, which, as a result of adjustments for subsequent stock splits and stock dividends, currently would be equivalent to an option for 21,879 Common Shares at an exercise price of $8.91 per share. The original 1993 option has been fully exercised by Mr. Astrike; the remaining options are replacement options and the option for 60,900 shares that was granted on September 2, 1998.


2 In 1993 Mr. Schroeder was granted an option to purchase 5,000 Common Shares at an exercise price of $32.50 per share, which, as a result of adjustments for subsequent stock splits and stock dividends, currently would be equivalent to an option for 18,233 Common Shares at an exercise price of $8.91 per share. The option became exercisable with respect to twenty percent of the shares covered by the option on each of the five anniversary dates beginning on the first anniversary date after the grant of the option. Of the shares covered by the option, 3,648 remain unexercised; Mr. Schroeder's other unexercised options are replacement options.
3 In 1993 Mr. Ruhe was granted an option to purchase 3,000 Common Shares at an exercise price of $32.50 per share, which, as a result of adjustments for subsequent stock splits and stock dividends, currently would be equivalent to an option for 10,940 Common Shares at an exercise price of $8.91 per share. The option became exercisable with respect to twenty percent of the shares covered by the option on each of the five anniversary dates beginning on the first anniversary date after the grant of the option. Of the shares covered by the option, 1,182 remain unexercised; Mr. Ruhe's other unexercised options are replacement options.
4 Represents the difference between the last per share trade price of the Corporation's Common Shares as reported on Nasdaq on December 30, 1998 ($23.00), which was the last trade reported for 1998, and the exercise price of those options having an exercise price less than the last trade price, multiplied by the number of options.

                                Committee Report
                            on Executive Compensation

Overall Compensation Policy

         The Human Resources Committee (the "Committee") of the Board of Directors of the Corporation (formerly called the Compensation Committee) has the responsibility for recommending the salaries, bonuses and other compensation to be paid to the executive officers of the Corporation. The Committee's recommendations as to compensation are submitted to the full Board of Directors for approval. The Committee is composed of seven members, consisting of five independent, outside directors and two executive officers of the Corporation, Mr. Astrike and Mr. Schroeder. Messrs. Astrike and Schroeder absent themselves from, and do not participate in, any Committee proceedings relating to the determination of their own compensation. The primary goals of the Committee in determining compensation policy are to provide a level of compensation that will attract, motivate and help retain well-qualified executive officers and to further enhance shareholder return by more closely aligning the interests of executive officers with the interests of the Corporation's shareholders. The Committee attempts to attain these goals by setting total compensation at competitive levels considering an executive officer's individual performance while also providing effective incentives tied to the Corporation's overall financial performance. The executive compensation program consists of three basic elements: (1) base salary, (2) annual incentive bonus awards, and (3) stock option awards.

Base Salary

         The Corporation attempts to provide Mr. Astrike and the other executive officers with a base salary that is competitive with the salaries offered by other bank holding companies of comparable size in Indiana and the surrounding states. Each year the Committee reviews salary surveys provided by trade associations and accounting firms. Increases in base compensation are not automatically based on increased compensation at comparable institutions, however, but also reflect the performance of the individual executive officer and of the Corporation.

         Based on an evaluation of individual performance, the performance of the Corporation in 1997 and on information provided by salary surveys, the Committee recommended, and the Board approved the recommendation, that Mr. Astrike's annual base salary for 1998 be increased to $193,000. During 1998, the Committee approved an additional increase to Mr. Astrike's base salary to $243,000 on an annualized basis.

Annual Incentive Bonus Awards

         Annual bonuses are awarded based on the extent that the Committee believes that they are merited based on the attainment of certain goals relating to the Corporation's return of equity and return on assets. Based on these criteria, the bonus awarded for 1998 to Mr. Astrike exceeded the bonus he received for 1997.

Stock Option Awards

         In 1992 the Corporation adopted a Stock Option Plan that provides for the award of incentive stock options and non-qualified stock options. The purpose of granting options is to provide long-term incentive compensation to complement the short-term focus of annual incentive bonus awards. The size of stock option awards depends upon the executive officer's level of responsibility and individual performance. Stock options are granted at the estimated fair market value of a Common Share of the Corporation on the date of grant.

         The five independent outside directors on the Committee also serve as the Stock Option Committee of the Corporation, which administers the Stock Option Plan. In April 1993 incentive stock options were awarded to Mr. Astrike and four other executive officers. Mr. Astrike was granted options covering 21,879 shares and the options granted the other executive officers ranged in amount from 5,470 shares to 18,233 shares each (all share amounts have been adjusted to reflect subsequent stock splits and stock dividends and have been rounded to the nearest whole number). The option granted to Mr. Astrike vested immediately with respect to half of the shares covered by the option in recognition of his past years of service as Chief Executive Officer of the Corporation and vested with respect to the other half of the shares on April 20, 1994. The options granted to the other executive officers vested in twenty percent increments beginning one year after the date of grant and became fully exercisable on April 20, 1998, the fifth anniversary of the grant date. The Board approved certain amendments to the Plan effective September 2, 1998 for the purpose of removing the limit previously imposed by the Plan on the length of time a non-qualified option could remain exercisable.

         Other than replacement options, the only option granted under the Stock Option Plan during 1998 was an option covering 58,000 shares granted to Mr. Astrike on September 2, 1998 (pursuant to the Stock Option Plan, the number of shares covered by the option was automatically increased to 60,900 shares to reflect the December 1998 stock dividend). Mr. Astrike intends to retire following the 1999 Annual Meeting of Shareholders. On June 5, 1998, the Corporation's Board of Directors approved a post-retirement benefit package for Mr. Astrike, including the grant of the option. In addition to the option and as part of the post-retirement benefit package, the Corporation's Board also approved a consulting agreement with Mr. Astrike that calls for him to provide to the Corporation for a term of five years after his retirement consulting services concentrating on bank acquisitions and real estate development. Pursuant to the agreement, Mr. Astrike would receive a monthly consulting fee of $20,250 following his retirement and until August 31, 2000, and, thereafter he would receive a monthly fee of $1,250. On August 21, 1998, the Human Resources Committee also approved for the benefit of Mr. Astrike a Non-Qualified Index Executive Supplemental Agreement, which is designed to provide Mr. Astrike with an annual benefit of approximately $50,000 commencing in the year 2003, and a Split Dollar Life Insurance Plan Agreement, which would provide a $1,000,000 death benefit payable upon Mr. Astrike's death to his beneficiary.

         The Stock Option Plan provides that if an optionee tenders Common Shares of the Corporation already owned by the optionee in whole or partial payment of the exercise price of an option, the Corporation will use its best efforts to grant the optionee a replacement option covering a number of shares equal to the number of already owned shares tendered. A replacement option is of the same type (incentive or non-qualified option) and has the same expiration date as the option exercised. The per share exercise price of a replacement option is the fair market value of a Common Shares of the Corporation on the date of exercise of the original option. A replacement option was granted to one of the named executive officers on August 3, 1998.

         The Omnibus Budget Reconciliation Act enacted by the United States Congress in August 1993 amended the Internal Revenue Code of 1986 to disallow a public company's compensation deduction with respect to certain highly-paid executives in excess of $1 million unless certain conditions are satisfied. The Corporation presently believes that this provision is unlikely to become applicable in the near future to the Corporation because (a) the levels of base salary and annual incentive bonus awards of the Corporation's executive officers are substantially less than $1 million per annum, and (b) the law generally does not apply to stock option plans that require that options be granted at not less than fair market value, subject to certain conditions. Therefore, the Corporation has not taken any action to adjust its compensation plans or policies in response to the adoption of this law.

                   SUBMITTED BY THE MEMBERS OF THE COMMITTEE:

         George W. Astrike                       Robert L. Ruckriegel
         David Buehler                           Mark A. Schroeder
         A. W. Place, Jr.                        Joseph F. Steurer
         David B. Graham

                 Committee Interlocks and Insider Participation

         Two of the persons who served during 1998 on the Human Resources Committee of the Corporation's Board of Directors, Messrs. Astrike and Schroeder, were executive officers of the Corporation. Messrs. Astrike and Schroeder were not present for, and did not participate in, any Committee proceedings relating to the determination of their own compensation. None of the other five members of the Committee is, or previously was, an officer or employee of the Corporation. Mr. Buehler, a member of the Committee, is a principal shareholder, officer and director of Buehler Foods, Inc., which subleases space for three branch banking facilities to two of the Banks.

                 Certain Business Relationships And Transactions

         During 1998, the bank subsidiaries of the Corporation had (and expect to continue to have in the future) banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                             Stock Performance Graph

         The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation's cumulative, five-year shareholder returns with market and industry returns. The following graph compares the Corporation's performance with the performance of the NASDAQ Stock Market (U.S. Companies), NASDAQ Bank Stocks, and a peer group of bank holding companies headquartered in Southern Indiana. The peer group includes the following: CNB Bancshares, Inc.; First Financial Corporation; Indiana United Bancorp; National City Bancshares, Inc.; and Old National Bancorp (AMBANC Corp, which was included previously in the peer group, was acquired by Union Planters Corp. during 1998). The returns of each company in the peer group have been weighted to reflect the company's market capitalization.

                 Comparison of Five-Year Cumulative Total Return
              German American Bancorp, Southern Indiana Peer Group
                    and Nasdaq Stock Market (U.S. Companies)

                 [Table substituted for graph in EDGAR version]

                                           Nasdaq Stock Market  Southern Indiana
               German American Bancorp       (U.S. Companies)    Bank Peer Group

12/31/1993           $100.00                    $100.00               $100.00
12/31/1994           $108.18                    $ 97.75               $104.58
12/31/1995           $111.70                    $138.26               $109.95
12/31/1996           $146.10                    $170.02               $147.50
12/31/1997           $264.47                    $208.58               $202.11
12/31/1998           $201.77                    $293.21               $214.92

Return based on $100 invested on December 31, 1993 and the reinvestment of dividends.

                                   PROPOSAL 2
                 PROPOSAL TO APPROVE THE GERMAN AMERICAN BANCORP
                      1999 LONG-TERM EQUITY INCENTIVE PLAN

         On March 26, 1999, the Board of Directors adopted the German American Bancorp 1999 Long-Term Equity Incentive Plan (the "Incentive Plan"). The Board's adoption of the Incentive Plan is subject to approval by the shareholders at the Annual Meeting.

         The only equity plan the Corporation currently has in place is the previously discussed German American Bancorp 1992 Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of incentive and non-qualified options to full-time salaried employees of the Corporation and its subsidiaries. Approximately eighty-seven percent of the Common Shares authorized for grant under the Option Plan have been granted. The Incentive Plan is intended to address the shortage of shares remaining under the Option Plan and to give the Board of Directors and the Human Resources Committee of the Board broader discretion and increased flexibility in designing incentives to attract, reward and retain employees and Directors and to ensure the continued close alignment of their interests with the interests of shareholders generally. As discussed in detail below, the Incentive Plan allows the Board and the Human Resources
Committee broader discretion in designing long-term equity incentive compensation packages by determining the types, sizes, terms and conditions of awards to be granted, subject to the provisions of the Incentive Plan. The Incentive Plan provides for a number of different types of stock-based awards in addition to stock options. The Incentive Plan also expands the persons eligible to receive certain incentive awards to include Directors of the Corporation and its subsidiaries.

         The following summary of the material features of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in Appendix A to this Proxy Statement.

Administration

         The Incentive Plan will be administered by a Committee, which has the authority, subject to the terms of the Plan, to (i) select employees and Directors who will receive awards under the Plan; (ii) grant awards; (iii) determine the types and sizes of the awards; (iv) determine the terms and conditions of the awards; (v) adopt, alter, and repeal administrative rules and practices governing the Plan; (vi) interpret the terms and provisions of the Plan and any awards granted thereunder; (vii) prescribe the forms of any award agreements or other instruments relating to awards; and (viii) otherwise supervise the administration of the Plan. The Human Resources Committee of the Board will serve as the Committee for awards made to employees. For awards made to non-employee Directors of the Corporation or its subsidiaries, the entire Board of Directors of the Corporation will serve as the Committee.

Common Shares Subject to the Incentive Plan

         The aggregate number of the Corporation's Common Shares available for the grant of awards under the Incentive Plan in a fiscal year is equal to the sum of (i) 1 percent of the number of Common Shares outstanding as of the last day of the Corporation's prior fiscal year, plus (ii) the number of Common Shares that were available for the grant of awards, but were not granted, under the Plan in any previous fiscal year. Under no circumstances, however, may the number of Common Shares available for the grant of awards in any fiscal year under the Plan exceed 1.5 percent of the Common Shares outstanding as of the last day of the prior fiscal year. The maximum aggregate number of shares of the Corporation's common stock that may be issued under the Incentive Plan upon the exercise of incentive stock options (as described under Section 422 of the Internal Revenue Code of 1986, as amended) is 425,000 shares, as adjusted to reflect any changes in the Corporation's capitalization, such as pursuant to a merger, consolidation, stock split, stock dividend, or similar event. Since the number of Common Shares that will be available for grant in future years cannot be determined in advance, the aggregate market value of the Common Shares that would be available for the grant of awards under the Incentive Plan also cannot be determined at this time. If the market value of the 425,000 shares available for grant as incentive stock options were based on the closing price of a Common Share as reported on the Nasdaq National Market System for March 1, 1999, the Common Shares available for the grant of awards under the Incentive Plan would have an aggregate market value of $8,871,875.

Eligibility

         Employees and Directors of the Corporation and its subsidiaries who are designated as participants by the Committee will be eligible to receive awards under the Incentive Plan, but only employees will be eligible to receive grants of incentive stock options. The total number of employees and Directors who could receive awards under the Incentive Plan cannot be determined at this time because the Committee will determine the employees and Directors to receive awards. If the Incentive Plan were currently in effect, there would be twenty-four non-employee subsidiary Directors and twelve non-employee Directors of the Corporation who could be eligible to receive awards under the Incentive Plan.

Types of Awards

         The Committee  will have broad  discretion  under the Incentive Plan to establish stock-based incentive awards designed to attract and retain key personnel and to motivate them to maximize shareholder value by more closely aligning their interests with those of the shareholders. The awards may be in the form of restricted stock, incentive stock options, non-qualified stock options, stock equivalent units, stock appreciation rights and other stock-related forms of incentive compensation. The Committee has the authority, subject to the terms of the Incentive Plan, to select the employees and Directors who will receive awards and to determine the types and amounts of the awards and the terms, conditions, and restrictions applicable to the awards.

         The benefits or amounts that will be received by or allocated to the executive officers named in the Summary Compensation Table above, to all current executive officers as a group, and to all employees -- including all current officers who are not executive officers -- as a group, and to all non-executive Directors as a group under the Incentive Plan are not determinable. It is also not possible to determine the benefits or amounts that would have been received by or allocated to the executive officers named in the Summary Compensation Table above or to the groups identified in the preceding sentence under the Plan if the Incentive Plan had been in effect for 1998.

Exercise Price

         In general, the Committee may permit a participant to pay the exercise price for a stock option and/or the participant's tax withholding obligations associated with an award in cash, by the transfer of the Corporation's Common Shares, by the surrender of all or part of an award (except for incentive stock options), or by a combination of these methods.

Change of Control

         In general, in the event of a change of control (as defined in the Incentive Plan) of the Corporation, (i) all outstanding stock options will become fully exercisable, and (ii) all restrictions and conditions applicable to restricted stock and stock options will be deemed to have been satisfied as of the date of the change of control.

Amendment, Effective Date and Termination

         The Board of Directors may amend, suspend, or terminate the Incentive Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal and regulatory agency rules. Subject to shareholder approval, the Plan will become effective as of April 22, 1999. No incentive stock options may be granted under the Plan after April 21, 2009, without further shareholder approval.

Federal Income Tax Consequences

         The federal income tax consequences to a participant and the Corporation will vary depending upon the type of award granted under the Incentive Plan. Generally, there are no federal income tax consequences to the recipient or the Corporation upon the grant or exercise of an incentive stock option. If the recipient holds the shares purchased through the exercise of an incentive stock option for more than one year after the exercise date and two years after the option was granted (the "holding period"), the recipient will be eligible upon selling the shares for long-term capital gain treatment on any excess in the amount of the sale price over the option price. The Corporation will not receive an income tax deduction in the event the recipient disposes of the shares after completion of the holding period. However, if the recipient sells the shares before the expiration of the holding period, the recipient will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the recipient's gain, if any, on the sale of the shares is subject to capital gains treatment. The Corporation will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income.

         The recipient of a non-qualified stock option will realize ordinary income upon exercising the option, equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. The Corporation will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss.

         With respect to restricted stock, a recipient generally will not realize income on the date of the grant and the Corporation will not be entitled to a deduction at that time. The recipient will realize ordinary income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and the Corporation will be entitled to a corresponding income tax deduction. Dividends paid to recipients prior to the lapse of restrictions will be taxed as ordinary income to the recipient and deductible as such by the Corporation.

Shareholder Approval

         The Incentive Plan will be adopted if it is approved by a majority of the votes cast at the Annual Meeting, provided a majority of the outstanding Common Shares is represented and entitled to vote at the Annual Meeting. Shares voted "for" the Incentive Plan and shares represented by return proxies that do not contain instructions to vote against the Incentive Plan or to abstain from voting will be counted as shares cast for the approval of the Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast "for" or "against" the Incentive Plan but shall be included for purposes of determining whether a quorum is present.

BECAUSE OF THE INTEREST OF THE MEMBERS OF THE BOARD OF DIRECTORS IN GRANTS THAT MAY BE AWARDED TO THEM IN THE FUTURE UNDER THE INCENTIVE PLAN, THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION TO SHAREHOLDERS REGARDING THE INCENTIVE PLAN (ITEM 2 ON THE PROXY). UNLESS A SHAREHOLDER INDICATES OTHERWISE, PROXY HOLDERS WILL VOTE FOR THE PROPOSAL.

                                   PROPOSAL 3
                 PROPOSAL TO APPROVE THE GERMAN AMERICAN BANCORP
                        1999 EMPLOYEE STOCK PURCHASE PLAN

     On March 26, 1999, the Board of Directors adopted the German American Bancorp 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Board's adoption of the Purchase Plan is subject to approval by the shareholders at the Annual Meeting.

          The effective date of the Purchase Plan will be April 22, 1999, if it is approved by the shareholders. The Board of Directors of the Corporation will determine the effective date of the first offering, if any, under the Purchase Plan. The purpose of the Purchase Plan is to provide, subject the determination of Board of Directors in its sole discretion to implement the Plan, eligible employees of the Corporation and its subsidiaries with a convenient opportunity to purchase the Corporation's Common Shares financed by payroll deductions. The Board recommends approval of the Purchase Plan.

         The following summary of the material features of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Plan, which is set forth in Appendix B to this Proxy Statement.

Options to Purchase Shares in Offerings

         The Purchase Plan provides for the grant of options to purchase Common Shares of the Corporation to eligible employees. If implemented, the Common Shares will be offered to eligible employees in a maximum of ten offerings, each of twelve months' duration. A total of 425,000 Common Shares will be reserved for issuance if the Board decides to implement the Purchase Plan. If the market value of the 425,000 shares available for grant were based on the closing price of a Common Share as reported on the Nasdaq National Market System for March 1, 1999, the Common Shares available for the grant of awards under the Purchase Plan would have an aggregate market value of $8,871,875.

Eligibility

         The employees who would be eligible to participate in the Purchase Plan would be all employees of the Corporation or a subsidiary who customarily work more than twenty hours per week and who have been employed for at least six months as of the first day of the offering. If the Purchase Plan had been in effect as of March 1, 1999, approximately 406 employees would have been eligible to participate.

Purchase of Shares

         Prior to each offering period, eligible employees would be entitled to elect to have a specified percentage of their total cash compensation deducted from their pay. The Committee will establish the maximum percentage that any one employee may have deducted. No participant may be granted an option under the Purchase Plan if such option would entitle the participant to purchase Common Shares having a market value in excess of the amount specified by the Committee, but in no event will the amount specified by the Committee exceed $25,000 per employee per offering period. Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at any time during each offering period. At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of the largest number of full Common Shares possible, and each participant will receive a certificate evidencing such shares.

         The benefits or amounts that will be received by or allocated to the participants under the Purchase Plan, including the executive officers named in the Summary Compensation Table above, are not determinable. It also is not possible to determine the benefits or amounts that would have been received by or allocated to the participants under the Purchase Plan, including the executive officers named in the Summary Compensation Table above, if the Purchase Plan had been in effect for 1998.

Price

         The price at which the shares will be deemed to have been purchased (the "option price") will be determined by the Committee appointed by the Board to administer the Purchase Plan (the "Committee"), and will be in the range of eighty-five percent (85%) to one-hundred percent (100%) of the fair market value of the Common Shares at the time the option is granted (the "grant date") or on the last day of the offering period (the "exercise date"), as determined by the Committee in its discretion. In general, for purposes of the Purchase Plan "fair market value" means the average of the closing "bid" and lowest "asked" quotations of the stock as reported by Nasdaq on the day immediately preceding the particular date.

Administration

         If the Board of Directors determines to implement the Purchase Plan, the Board will appoint a Committee to administer the Purchase Plan. The Committee has the authority, subject to the terms of the Purchase Plan, to (i) adopt, alter, and repeal administrative rules and practices governing the Purchase Plan; (ii) interpret the terms and provisions of the Purchase Plan; and
(iii) otherwise supervise the administration of the Purchase Plan.

Federal Income Tax Consequences

         The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Generally, the Committee's purchase of stock on behalf of a participant pursuant to the Plan will not cause any federal income tax consequences to the participant or the Corporation. If the participant holds the shares purchased pursuant to the Plan for more than one year after the exercise date and two years after the grant date (the "holding period"), upon selling the shares the participant's gain will be subject to capital gains treatment. The Corporation will not receive an income tax deduction in the event the participant disposes of the shares after completion of the holding period. If the participant sells the shares before the expiration of the holding period, however, the participant will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. Upon the subsequent sale of any such shares, any appreciation or depreciation in the value of the shares after the date the option was exercised is treated as a capital gain or loss. The Corporation will receive an income tax deduction in the same amount and at the same time as the participant realizes ordinary income, but not as to any amount which is subject to capital gains treatment.

Shareholder Approval

         The Purchase Plan will be adopted if it is approved by a majority of the votes cast at the Annual Meeting, provided a majority of the outstanding Common Shares is represented and entitled to vote at the Annual Meeting. Shares voted "for" the Purchase Plan and shares represented by return proxies that do not contain instructions to vote against the Purchase Plan or to abstain from voting will be counted as shares cast for the approval of the Purchase Plan. Abstentions and broker non-votes will not be treated as votes cast "for" or "against" the Purchase Plan but shall be included for purposes of determining whether a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE GERMAN AMERICAN BANCORP 1999 EMPLOYEE STOCK PURCHASE PLAN (ITEM 3 ON THE PROXY).

                             APPOINTMENT OF AUDITORS

         Crowe, Chizek and Company LLP ("Crowe Chizek") served as auditors for the Corporation in 1998. Although it is anticipated that Crowe Chizek will be selected, the Audit Committee has not yet considered the appointment of auditors for 1999. The Audit Committee expects to make a recommendation to the Board following the Audit Committee's April 1999 meeting. Representatives of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                        PRINCIPAL OWNERS OF COMMON SHARES

         As of March 1, 1999, the Corporation had no knowledge of any shareholder or group of shareholders who beneficially owned more than five percent of the Corporation's outstanding Common Shares.

            SECTION 16(a): BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers and persons who beneficially own more than ten percent of the Corporation's Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Corporation's Common Shares and other equity securities. On the basis of reports and representations submitted by the Corporation's Directors, executive officers, and greater-than-ten-percent owners, the Corporation believes that all required Section 16(a) filings for fiscal 1998 were timely made, except that the filing to report the grant of an option to Mr. Astrike was filed late.

                                  OTHER MATTERS

         The Board of Directors knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                    EXPENSES

         All expenses in connection with this solicitation of proxies will be borne by the Corporation.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the Annual Meeting of Shareholders to be held in the year 2000 must deliver the proposal so that it is received by the Corporation no later than November 26, 1999. Proposals should be mailed to Urban
R. Giesler, Secretary of the Corporation, 711 Main Street, Jasper, Indiana 47546, by certified mail, return-receipt requested.

                                   APPENDIX A
                             GERMAN AMERICAN BANCORP
                      1999 LONG-TERM EQUITY INCENTIVE PLAN

                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

         Section 1.01. Establishment and Term of Plan. German American Bancorp, an Indiana corporation (the "Company"), hereby establishes the German American Bancorp 1999 Long-Term Equity Incentive Plan (the "Plan"), effective as of April 22, 1999, subject to the approval of the Plan at the Company's 1999 Annual Meeting of Shareholders.

         Section 1.02. Purpose. The Plan is designed to promote the interests of the Company, its subsidiaries, and its shareholders by providing stock-based incentives to selected Employees and Non-Employee Directors of the Company and its subsidiaries who are expected to contribute materially to the success of the Company and its subsidiaries. The purpose of the Plan is to provide a means of rewarding performance and to provide an opportunity to increase the personal ownership interest of Employees and Non-Employee Directors in the continued success of the Company. The Company believes that the Plan will assist its efforts to attract and retain quality Employees and Non-Employee Directors.

                                   ARTICLE II

                                 ADMINISTRATION

         Section 2.01. Administrative Committee. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors, except that, for the purpose of awards made to Non-Employee Directors, the full Board of Directors shall serve as the Committee. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

         Section 2.02. Powers of the Committee. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible Employees and Directors who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to Employees and Directors under the Plan, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to Awards granted to Employees who are not officers of the Company.

         Section 2.03. Actions of the Committee. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee (including decisions made by the Board of Directors when serving as the Committee) shall be made with the approval of not less than a majority of its members. Members of the Committee who are eligible for Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself; but any such member may be counted in determining the existence of a quorum of the Committee.

                                   ARTICLE III

                                   ELIGIBILITY

         Any Employee or Director of the Company or any of its Subsidiaries who is selected by the Committee to be a Participant under the Plan shall be eligible for the grant of Awards, except that only employees will be eligible to receive Incentive Stock Options. The selection of the Employees and Directors to receive Awards shall be within the discretion of the Committee. More than one Award may be granted to the same Employee or Director.

                                   ARTICLE IV

                            SHARES SUBJECT TO AWARDS

         Section 4.01. Number of Common Shares. The shares subject to the Awards and other provisions of the Plan shall be the Company's authorized but unissued, or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be equal to the sum of (i) one percent (1%) of the number of Common Shares Outstanding as of the last day of the Company's prior fiscal year, plus (ii) the number of Common Shares that were available for the grant of Awards, but not granted, under this Plan in any previous fiscal year; provided that in no event will the number of Common Shares available for the grant of Awards in any fiscal year exceed one-and-one-half percent (1 1/2%) of the Common Shares Outstanding as of the last day of the prior fiscal year. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options is 425,000, as adjusted pursuant to Section 4.02. No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.

         The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, shall not reduce the number of Common Shares available for the grant of Awards under this Plan. Common Shares subject to an Award that is forfeited, terminated or canceled without having been exercised shall again be available for grant under this Plan, subject to the limitations noted in the foregoing paragraph of this Section 4.01.

         Section 4.02. Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in the corporate structure of the Company, the Committee may adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, if and to the extent deemed appropriate. All determinations made by the Committee with respect to adjustments under this Section 4.02 shall be conclusive and binding for all purposes of the Plan.

                                    ARTICLE V

                                     AWARDS

         Section 5.01. Grant of Awards. Awards authorized under this Article V may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

     Section 5.02. Types of Awards. Awards may include, but are not limited to, the following:

                  (a) Stock Award. A Stock Award is a grant of Common Shares or a right to receive Common Shares (or their cash equivalent or a combination of both). All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

                  (b) Stock Option. A right to purchase a specified number of Common Shares, during a specified period and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be issued to Employees. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Section 422 of the Code, Section 5.03(f), and this Article V.

                  (c) Stock Appreciation Right. A right to receive a payment, in cash or Common Shares, equal to the excess of (i) the Fair Market Value or other specified valuation, of a specified number of Common Shares on the date the right is exercised over (ii) the Fair Market Value, or other specified valuation, on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change In Control, or may be unconditional, as determined by the Committee.

         Section 5.03. Terms and Conditions of Awards; Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

                  (a) Number of Shares. The Award Agreement shall state, as appropriate, the type and total number of shares granted under a Stock Award, and/or the type and total number of shares with respect to which Stock Options and Stock Appreciation Rights are granted.

                  (b) Award Prices. The Award Agreement shall state, as applicable, the exercise price per share or other operative value of the Common Shares covered by each Award. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of
         Section 5.03(f) of this Plan.

                  (c) Payment of Exercise Price; Deferral. The exercise price of a Stock Option (other than an Incentive Stock Option), and any Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

                  With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Awards.

                  (d) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use it best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

                  (e) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, unless and until such shares are validly issued to such Participant pursuant to the terms of the Award.

                  (f) Incentive Stock Options. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:

                           (1) Price.  The price of an  Incentive  Stock  Option
                  shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an Employee of the Company who is a ten percent (10%) shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

                           (2) Exercise Period. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted if the Participant is a ten percent (10%) shareholder, and not more than ten (10) years from the date the Incentive Stock Option is granted if the Participant is not a ten percent (10%) shareholder.

                         (3) Limitation on Grants. No Incentive Stock Option shall be granted under this Plan after April 21, 2009.

                           (4) Limitation on Transferability. No Incentive Stock
                  Option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

                           (5) Maximum  Exercise Rule. The aggregate Fair Market
                  Value (determined at the time the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all such plans of the Company and any parent or Subsidiary of the Company shall not exceed One Hundred Thousand Dollars ($100,000).

                  (g) Termination of Awards Under Certain Conditions. The Committee may cancel any unexpired, unpaid or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he or she is currently employed by the Company, engages in any of the following activities without the prior written consent of the Company:

                           (1) Directly or indirectly renders services to or for
                  an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

                           (2) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (1) and
(2) above.

                  (h) Nontransferability. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

         Section 5.04. Election to Defer Grant or Receipt of Award. Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program.

                                   ARTICLE VI

                           TAX WITHHOLDING OBLIGATIONS

         Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

                                   ARTICLE VII

               TERMINATION OF EMPLOYMENT OR TERMINATION OF SERVICE

         Section 7.01. Termination of Employment. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment or service with the Company or a Subsidiary terminates for any reason other than Retirement, Disability or death of the Participant, he or she may, but only within the thirty (30) day period immediately following such termination of employment or service, and in no event later than the expiration date specified in the Award Agreement, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination; provided, however, if a Participant's employment or service is terminated for deliberate, willful or gross misconduct, as determined by the Board of Directors, all rights under the Award shall expire upon receipt of the notice of such termination. The transfer of an Employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment for purposes of the plan.

         Section 7.02. Retirement or Disability. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment with the Company or any Subsidiary, or his or her service as a Non-Employee Director terminates due to Retirement or Disability, the Participant (or if he or she becomes incapacitated, the Participant's legal representative) may, but only within the five (5)-year period immediately following such termination of employment or termination of service, and in no event later than the expiration date specified in the Award Agreement, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination; provided, however, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three (3)-month period immediately following such Retirement or Disability, and in no event later than the expiration date specified in the Award Agreement. During the remainder of the five (5)-year period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

         Section 7.03. Death. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of employment or termination of service as a Non-Employee Director) while he or she is entitled to exercise an Award, it may be exercised within the one (1) year period immediately following the Participant's death, but in no event later than the expiration date specified in the Award Agreement, by the person or persons to whom his or her rights to it shall pass by his or her will or by the applicable laws of descent and distribution; provided, however, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three (3)-month period immediately following the Participant's death and in no event later than the expiration date specified in the Award Agreement. During the remainder of such one (1) year period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

                                  ARTICLE VIII

                                CHANGE OF CONTROL

         Unless and to the extent the terms and conditions of a Change of Control agreement between the Company and a Participant provide otherwise and unless and to the extent otherwise determined by the Board of Directors, in the event of a Change of Control of the Company, (i) all Stock Appreciation Rights, Stock Options and other stock purchase rights then outstanding will become fully exercisable as of the date of the Change of Control, and (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change of Control. Any such determination by the Board of Directors that is made after the occurrence of a Change of Control will not be effective unless a majority of the Directors then in office were in office at the beginning of a period of twenty-four (24) consecutive months and the determination is approved by a majority of such Directors.

                                   ARTICLE IX

                           AMENDMENT OF PLAN OR AWARDS

         Section 9.01. Amendment, Suspension or Termination of Plan. The Board of Directors may, from time to time, amend, suspend or terminate this Plan at any time, and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of Nasdaq or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation.

         Section 9.02. Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of Nasdaq or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. Governing Law. The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

         Section 10.02. Rights of Employees. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company's right to terminate any Participant's employment at will.

                                   ARTICLE XI

                                   DEFINITIONS

     Section 11.01. Definitions. When capitalized in this Plan, unless the context otherwise requires:

          (a) "Award" means a grant made to a Participant pursuant to Article V of this Plan.

          (b) "Award Agreement" means a written  instrument  between the Company
     and  a  Participant   evidencing  an  Award  and   prescribing  the  terms,
     conditions, and restrictions applicable to the Award.

          (c) "Board of Directors" means the Board of Directors of the Company, as constituted at any time.

          (d) "Change of Control" means the first to occur of the following events:

                           (1) any  "person,"  as such term is used in  Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then-outstanding securities;

                           (2) those  persons who  constitute  a majority of the
                  Board of Directors of the Company are persons who were not directors of the Company for at least the twenty-four (24) months preceding months;

                           (3) the  shareholders of the Company approve a merger
                  or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation; or

                           (4) the shareholders of the Company approve a plan of
                  complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Human Resources Committee of the Board of Directors, consisting of two or more "Non-Employee Directors" as such term is defined by paragraph (b)(3) of Rule 16b-3, except that the term Committee shall mean the entire Board of Directors with respect to awards made to Non-Employee Directors of the Company or any Subsidiary.

          (g) "Common Share" means a share of common stock of German American Bancorp.

          (h) "Common Shares Outstanding" means the total number of Common Shares outstanding as reflected in the Company's financial statements as of the most recent fiscal year-end.

          (i) "Company" means German American Bancorp.

          (j) "Director" means a director of the Company or any Subsidiary.

          (k) "Disabled" or "Disability" means a permanent disability as defined in the applicable long-term disability plan of the Company; except that "Disabled" or "Disability" with respect to Awards made to Directors shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

          (l) "Employee" means any individual employed by the Company or any of its Subsidiaries, including officers and Employees who are members of the Board of Directors of the Company or any of its Subsidiaries.

          (m) "Fair Market Value" of a Common Share means the value of the share on a particular date, determined as follows:

                           (1) if the  stock is not  listed  on such date on any
                  national securities exchange but is authorized to be quoted by Nasdaq or an other established "over-the-counter" market, the average between the highest "bid" and lowest "asked" quotations of a share at the close of trading on the day immediately preceding such date (or, if none, on the most recent date on which there were closing bid and asked quotations of a share), as reported by Nasdaq, or other similar service selected by the Committee;

                           (2) if the stock is listed on such date on one (1) or
                  more national securities exchanges, the last reported sale price of a share on the last trading day preceding such date as recorded on the composite tape system, or, if such system does not cover the stock, the last reported sale price of a share on such date on the principal national securities exchange on which the stock is listed, or, if no sale of the stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be; or

                           (3) if the stock is neither  listed on such date on a
                  national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee, on a basis consistent with regulations under the Code.

          (n) "Incentive Stock Options" means stock options issued to Employees which qualify under and meet the requirements of Section 422 of the Code.

          (o) "Non-Employee Director" means any Director of the Company or any of its Subsidiaries who is not an Employee of the Company or any of its Subsidiaries.

          (p) "Non-Qualified Stock Options" means stock options which do not qualify under or meet the requirements of Section 422 of the Code.

          (q) "Participant" means any person to whom an Award has been granted under this Plan.

          (r) "Plan" means this German American Bancorp 1999 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on March 26, 1999, as such Plan from time to time may be amended as herein provided.

          (s) "Restricted Stock" means an Award of Common Shares that are nontransferable and are subject to a substantial risk of forfeiture.

          (t) "Retirement", in the case of an Employee, means the termination of all employment with the Company and its Subsidiaries for any reason other than death or Disability after the day on which the Employee has attained age 55, and in the case of a Non-Employee Director means withdrawal after obtaining the age of 55.

          (u) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission, under the Securities Exchange Age of 1934, as amended.

          (v) "Stock Appreciation Rights" means the Stock Appreciation Rights issued pursuant to the Plan.

          (w) "Stock Options" means the Incentive Stock Options and the Non-Qualified Stock Options issued pursuant to the Plan.

          (x) "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

                                   APPENDIX B

                             GERMAN AMERICAN BANCORP
                        1999 EMPLOYEE STOCK PURCHASE PLAN


INTRODUCTION

         The German American Bancorp Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of German American Bancorp (the "Company") on March 26, 1999, subject to approval of the Company's shareholders at their annual meeting on April 22, 1999. The effective date of the Plan shall be April 22, 1999, if it is approved by the shareholders. The Board of Directors of the Company shall determine the effective date of the first offering, if any, under the Plan. The purpose of the Plan is to provide, subject the determination of Board of Directors in its sole discretion to implement the Plan, eligible employees of the Company and its subsidiaries a convenient opportunity to purchase common shares of the Company financed by payroll deductions. As used in this Plan, "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

         The Plan may continue until all the stock allocated to it has been purchased or until after the tenth offering is completed, whichever is earlier. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

         The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ADMINISTRATION

         The Plan is administered by a Committee appointed by the Company's Board of Directors (the "Committee"), which consists of two or more members of the Board, none of whom is eligible to participate in the Plan and all of whom are "Non-Employee Directors," as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as required by any successor rule. The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

STOCK SUBJECT TO THE PLAN

         An aggregate of 425,000 shares of common stock, without par value, of the Company (the "Common Shares") is available for purchase under the Plan. Common Shares which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued Common Shares. In the event of any change in the Common Shares through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of Common Shares reserved under the Plan and the price of the current offering. If the number of Common Shares that participating employees become entitled to purchase is greater than the number of Common Shares available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional Common Shares shall be issued or sold under the Plan.

ELIGIBILITY

         All employees of the Company and its subsidiaries will be eligible to participate in the Plan. No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week. No employee shall be eligible to participate in an offering unless he or she has been continuously employed by the Company or subsidiary for at least six months as of the first day of such offering. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

OFFERINGS, PARTICIPATING, DEDUCTIONS

         The Company may make up to ten offerings of twelve months' duration each to eligible employees to purchase Common Shares under the Plan. An eligible employee may participate in such offering by authorizing at any time prior to the first day of such offering a payroll deduction for such purpose in whole dollar amounts, of at least the minimum amount and up to the maximum amount of total cash compensation determined by the Committee. The Committee may at any time suspend an offering or change the terms of the Offering, subject to the provisions of this Plan and Section 423 of the Code, if required by law or if determined by the Committee to be in the best interests of the Company.

         The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee.

         Each participating employee will receive a statement of his or her payroll deduction account and the number of Common Shares purchased therewith following the end of each offering period.

         Subject to rules, procedures and forms adopted by the Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw the entire balance of his or her payroll deduction account and thereby withdraw from participation in an offering. Under the initial rules established by the Committee, payroll deductions may not be altered more than once in each offering period and withdrawal requests may be received on or before the last day of such offering. In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

PURCHASE, LIMITATIONS, PRICE

         Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full Common Shares as the amount of his or her payroll deduction account at the end of any offering period can purchase. No employee may be granted an option under the Plan which permits his or her rights to purchase Common Shares under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds the maximum amount established by the Committee, but which maximum amount may in no event exceed $25,000 of Fair Market Value of such Common Shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full Common Shares at the offering price. Such employee's account will be charged for the amount of the purchase and a stock certificate representing such shares will be issued.

         The Committee shall determine the purchase price of the shares of Common Stock which are to be sold under each offering, which price shall be an amount in the range from eighty-five percent (85%) and one hundred percent (100%) of the Fair Market Value of the Common Shares at the time such option is granted or at the time such option is exercised, as determined by the Committee in its discretion. "Fair Market Value" of a share of Common Shares on a given date is defined as the average price between the highest "bid" and lowest "asked" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share), as reported by the National Association of Securities Dealers Automated Quotation System, or other similar service selected by the Committee. However, if the Common Shares are listed on a national securities exchange, "Fair Market Value" is defined as the last reported sale price of a share on such date, or if no sale took place, the last reported sale price of a Common Share on the most recent day on which a sale of a Common Share took place as recorded on such exchange. If the Common Shares are neither listed on such date on a national securities exchange nor traded in the over-the-counter market, "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

TRANSFER OF INTERESTS, STOCK CERTIFICATES

         No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of Common Shares issued under the Plan.

         Certain  officers  of the Company  are  subject to  restrictions  under
Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

         Certificates for Common Shares purchased under the Plan may be registered only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.

                            DEFINITIVE PROXY SOLICITATION MATERIALS TO BE MAILED
                                      TO SHAREHOLDERS ON OR ABOUT MARCH 29, 1999


                                      PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                 FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS OF
                             GERMAN AMERICAN BANCORP

         I hereby appoint Robert L. Ruckriegel and Joseph F. Steurer, and each of them, my proxies, with power of substitution, to vote all Common Shares of German American Bancorp that I am entitled to vote at the Annual Meeting of Shareholders to be held at the principal office of The German American Bank, 711 Main Street, Jasper, Indiana, on April 22, 1999, at 10:00 a.m., Jasper time, and any adjournments thereof, as provided herein.

         THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 3, BUT BECAUSE OF THE BOARD'S INTEREST, MAKES NO RECOMMENDATION REGARDING ITEM 2.

         This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Proxy Statement, dated March 27, 1999.

         SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

1.       ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below, as set forth in the Corporation's Proxy Statement, dated March 27, 1999 (except as marked to the contrary below -- see "Instructions")

      George W. Astrike David G. Buehler David B. Graham William K. Hoffman
               Michael B. Lett C. James McCormick A.W. Place, Jr.

   [ ]    WITHHOLD AUTHORITY to vote for all nominees listed above

          (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. PROPOSAL TO ADOPT THE GERMAN AMERICAN BANCORP 1999 LONG-TERM EQUITY INCENTIVE PLAN

         [ ]   FOR               [ ]  AGAINST                [ ]  ABSTAIN

3.   PROPOSAL TO ADOPT THE GERMAN AMERICAN  BANCORP 1999 EMPLOYEE STOCK PURCHASE
     PLAN

         [ ]   FOR               [ ]  AGAINST                 [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: _________________                         _______________________________

                                                 _______________________________
                                                      Signature or Signatures

                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)